                        The Companies Acts 1985 and 1989

                            COMPANY LIMITED BY SHARES

                                       NEW
                             ARTICLES OF ASSOCIATION

                                       of

                           UK ELECTRIC POWER LIMITED1

           (Adopted by Special Resolution passed on 8th January 1992)

                                     TABLE A

1    The  Regulations  in Table A  scheduled  to the  Companies  (Tables A to F)
     Regulations  1985 as amended at the date of the adoption of these  Articles shall,  except  where they are excluded or varied by or  inconsistent  with these  Articles,  apply to the  Company.  The  Regulations  in any  Table A applicable to the Company under any former enactment  relating to companies shall not apply.

                                                  SHARES

2    (A) Subject (to the provisions of paragraph (B) below and) to any authority or  direction  given by the Company by Ordinary  Resolution  or by Elective
     Resolution,  all unissued shares of the Company for the time being shall be under the control of the  Directors,  who may allot,  grant options over or otherwise dispose of them to such persons,  at such times and on such terms and  conditions as they may  determine and so that any statutory  rights of pre-emption shall be excluded.

     (B)  Subject to the  provisions  of the Act and  without  prejudice  to any rights attached to any existing  shares,  any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

     (C) The capital of the Company  is(pound)27,585,000 divided into 27,500,000
     5 per cent.  non-cumulative  redeemable  Preference  Shares of(pound)1 each
     (hereinafter  called the  "Preference  Shares") and 85,000  Ordinary Shares
     of(pound)1 each (hereinafter called the "Ordinary Shares").

     (D) The  Preference  Shares shall have attached  thereto the special rights and restrictions following, that is to say:-

(i)  The holders of the  Preference  Shares shall be entitled in priority to any payment of dividend on any other class of shares to a fixed  non-cumulative preferential  dividend at the rate of 5 per cent.  per annum on the capital for  the  time  being  paid  up on  the  Preference  Shares  held  by  them respectively.  Such  preferential  dividend  shall be paid  half  yearly in arrears by two equal  instalments  on 31 December and 30 June (or in either case, if such date is a Saturday,  Sunday or public holiday in England,  on the  next  subsequent  business  day) in each  year in  respect  of the six months' periods ending on those dates provided that the first such dividend shall be paid on 31 December 1994 in respect of the period from the date of issue of the Preference shares to 31 December 1994 calculated on a pro rata basis.

(ii) The Preference  Shares shall entitle the holders thereof on a winding-up or on a reduction  of capital  involving a return of capital,  pari passu with any further  non-cumulative  preference  shares  created to rank pari passu therewith as regards priority in respect of capital, and in priority to any return of capital on any other class of shares, to repayment of the capital paid up or credited as paid up thereon and the balance of the assets of the
     Company,  subject to any special  rights which may be attached to any class of shares,  shall be applied in  repaying  to the  holders of the  Ordinary
     Shares the amounts paid upon such shares and subject  thereto  shall belong to and be distributed among such holders rateably  according to the amounts paid upon such shares and the holders of the Preference Shares shall not be entitled to any further or other  participation in the profits or assets of the Company.

(iii)The Preference  Shares shall not confer upon the holders  thereof the right to receive  notice of General  Meetings of the Company or to attend or vote at such meetings unless any resolution is proposed for reducing the capital of the  Company  or  winding-up  the  Company  or  directly  affecting  the interests  of the  holders of such  shares as a class as regards  return of capital or voting.

(iv) The special rights  attaching to the Preference  Shares shall be deemed not to be affected by the creation or issue of any additional  Ordinary  Shares or any other shares  ranking for dividend and capital after the  Preference
     Shares,  whether  or not such  shares  confer  any right to vote at General
     Meetings.

     (E) The said  Preference  Shares  shall be issued  upon the terms that they shall,  subject to the  provisions  of the Act, be liable to be redeemed as follows:-

(i)  The  Company  shall be  entitled at any time and from time to time after 31
     December 1994 to redeem  at(pound)1 per Share the whole or any part (in the latter case to be selected by  drawings  as  hereinafter  provided)  of the
     Preference Shares for the time being outstanding and fully paid upon giving the holders of the Shares to be redeemed not less than one months' previous notice in writing of its intention so to do.

(ii) In the event of such partial  redemption as aforesaid the Company shall for the purpose of  ascertaining  the Preference  Shares to be redeemed cause a drawing to be made at such time and place,  and in such manner as the Board shall determine.

(iii)On the date and at the place fixed and duly  notified for  redemption  each holder of  Preference  Shares  shall be bound to deliver to the Company the
     Certificate therefor;  provided that if any Certificate so delivered to the
     Company  includes  any  Preference  Shares not then to be  redeemed a fresh
     Certificate  for the balance  thereof  shall in due course be issued to the holder delivering such Certificate to the Company.

(iv) All Preference  Shares  redeemed  otherwise than by purchase as hereinafter provided  shall  rank for  dividend  down to the due  date  for  redemption thereof.  As from the date fixed and duly  notified for  redemption  of any
     Preference Share such Share shall be extinguished and shall cease to confer any  rights  upon the  holder  thereof  (except  the right to  receive  the redemption  moneys) unless upon such holder demanding on or after that date at the place fixed for redemption  payment of the redemption moneys payable in respect  thereof  and  tendering  the  Certificate  for such Share and a receipt for the redemption  moneys duly signed and  authenticated in such a manner as the Company shall reasonably  require,  payment of the redemption moneys  shall  be  refused.  Unclaimed  redemption  moneys  shall  not bear interest against the Company.

     (F) The  Company  shall  not,  without  the  sanction  of an  Extraordinary
     Resolution  passed  at a  Separate  Class  Meeting  of the  holders  of the
     Preference Shares issue any new shares ranking in priority to or pari passu with the Preference Shares.

                                      LIEN

3    In addition to the lien  conferred  by  regulation 8 of Table A the Company shall have a first and paramount lien on all shares  (whether fully paid or not) standing registered in the name of a member,  whether alone or jointly with any other person or persons, for all the debts and liabilities of such member  or his  estate  to the  Company.  Regulation  8 of Table A shall be modified accordingly.

4    The person who is in  default in respect of a call may in  addition  to any interest which may have accrued thereon be required by the Directors to pay all  expenses  that may have been  incurred by the Company by reason of the non-payment  of the  call.  Regulation  18 of  Table  A shall  be  modified accordingly.

                               TRANSFER OF SHARES

5    No  transfer  of any  share,  whether  or not it is  fully  paid,  shall be registered  unless it shall first be approved by the  Directors who may, in their absolute  discretion and without giving any reason,  refuse so to do.
     The first sentence of Regulation 24 of Table A shall not apply.

6    The  directors may at any time give notice  requiring  any person  becoming entitled to a share in  consequence  of the death or bankruptcy of a member to elect either to be registered  himself or to transfer the share,  and if the notice is not  complied  with  within  ninety  days the  Directors  may thereafter  withhold  payment of all  dividends,  bonuses  or other  moneys payable in respect of the share until the  requirements  of the notice have been complied with. Regulation 31 of Table A shall be modified accordingly.

                            PROCEEDINGS AT GENERAL MEETINGS

7    All business shall be deemed special that is transacted at an extraordinary general  meeting,  and also all business  that is  transacted  at an annual general meeting, with the exception of the receipt and consideration of the profit and loss account,  the balance sheet and group  accounts (if any) of the Company and the reports of the  Directors  and the  auditors  and other documents  required to be annexed to the balance sheet, the  re-appointment of  the  retiring  auditors  and  the  fixing  of the  remuneration  of the auditors.  In  regulation  38 of Table A the words "in the case of  special business"  shall be added  before  the  words  "the  general  nature of the business to be transacted".

8    A poll may be demanded by the  Chairman or any member  present in person or by proxy  and  entitled  to  vote,  and  Regulation  46 of Table A shall be modified accordingly.

9    If a  resolution  in writing  referred  to in  Regulation  53 of Table A is described as a special  resolution  or as an  extraordinary  resolution  it shall have effect accordingly.

10   A corporate representative present at any general meeting by proxy shall be entitled to vote on a show of hands.  In regulation 54 of Table A the words
     "or proxy" shall be added after the words "duly authorised representative".

                              ALTERNATIVE DIRECTORS

11   Any  Director  (other  than an  alternate  Director)  may appoint any other
     Director or any other person  approved by a majority of the other Directors and  willing to act to be his  alternate,  and may remove  from  office any alternate appointed by him. An alternate may also be removed from office by a resolution of the Board. An alternate shall be entitled at any meeting of
     Directors  or  committee  of  Directors  to one vote for each  Director  he represents in addition (if he is a Director) to his own vote,  but he shall not be counted  more than once for the  purpose of  ascertaining  whether a quorum  is  present.  Regulations  65 and 67 of Table A shall  be  modified accordingly.

                         POWERS AND DUTIES OF DIRECTORS

12   A  Director,  notwithstanding  that  he or,  in the  case  of an  alternate
     Director,  his  appointor,  or any person  connected with him or (as in the case may be) his  appointor  has an interest or duty  (whether  material or not) and which conflicts or may conflict with the interests of the Company, may vote in respect of any contract,  transaction or arrangement and may be counted in the quorum present at any meeting. Regulations 94, 95, 96 and 97 of Table A shall not apply.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

13   The office of a Director shall be vacated in any of the events specified in
     Regulation  81 of  Table A save  that  the  following  paragraphs  shall be substituted for paragraphs (d) and (e).

          "(d) not being a  Director  who is  employed  under a  contract  which precludes resignation, he resigns his office by notice in writing deposited at the registered office or submitted at a meeting of the Directors; or

          (e) he shall be  required  to resign  his  office by notice in writing signed by the holder or holders of not less than  three-fourths  in nominal value of the issued shares of the Company and  deposited at the  registered office or submitted at a meeting of the Directors."

14   No  Director  shall be  required  to  retire  or  vacate  his  office or be ineligible  for  reappointment  as a  Director,  nor  shall  any  person be ineligible for appointment as a Director,  by reason of his having attained any particular  age.  Regulations 73 to 77,  Regulation 80 and the last two sentences of Regulation 79 of Table A shall not apply.  In Regulation 67 of
     Table A all words after the  semicolon  and in Regulation 78 of Table A the words  "Subject as  aforesaid"  and the words "and may also  determine  the rotation in which any additional directors are to retire" shall be omitted.

15   The Company may by extraordinary  resolution remove any Director (including a Director holding any executive office but without  prejudice to any claim he might have for damages)  before the  expiration of his period of office, and may by an ordinary resolution appoint another person in his stead.

                            PROCEEDINGS OF DIRECTORS

16   Members  of the Board or of any  Committee  thereof  may  participate  in a meeting of the Board or of such Committee by means of conference  telephone
     or  similar  communications   equipment  by  means  of  which  all  persons
     participating  in the  meeting can hear each other and  participation  in a meeting pursuant to this provision shall  constitute  presence in person at such a meeting.

                                    THE SEAL

17   Where  the Acts  permits  any  instrument  signed by one  Director  and the
     Secretary or by two  Directors  and expressed to be executed by the Company shall have the same effect as if executed under the Seal,  provided that no instrument  shall be so signed  which makes it clear on its face that it is intended to have effect as a deed without the authority of the Directors or of a committee authorised by the Directors in that behalf.

                                     NOTICES

18   Any notice,  if served by post,  shall be deemed to have been served at the expiration of twenty-four hours after the letter containing the same is put into a post office situated within the United Kingdom,  and in proving such service it shall be  sufficient  to prove that the  letter  containing  the notice was  properly  addressed,  pre-paid  and put into such post  office.
     Regulation 115 of Table A shall not apply.

                                    INSURANCE

19   Without  prejudice  to the  provisions  of  Regulation  118 of  Table A the
     Directors  shall have power to purchase and maintain  insurance  for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company,  or of any other company which is its holding  company or in which the  Company or such  holding  company has any interest  whether  direct or  indirect  or which is in any way allied to or associated  with  the  Company,  or of any  subsidiary  undertaking  of the
     Company  or of any  such  other  company,  or who are or  were at any  time trustees of any pension  fund in which  employees  of the Company or of any such company or subsidiary  undertaking are interested,  including (without prejudice  to  the  generality  of the  foregoing)  insurance  against  any liability incurred by such persons in respect of any act or omission in the actual or purported  execution  and/or  discharge of their duties and/or in the exercise or  purported  exercise of their  powers  and/or  otherwise in relation to their  duties,  powers or offices in relation to the Company or any such other company, subsidiary, undertaking or pension fund.

                                    DIVIDENDS

20   The  Directors  may declare  dividends in  accordance  with the  respective rights of members. Regulation 102 of Table A shall not apply.

                        The Companies Acts 1985 and 1989

                            COMPANY LIMITED BY SHARES

                            MEMORANDUM of ASSOCIATION

                                       of

                            UK ELECTRIC POWER LIMITED

          (As amended by Special Resolution passed on 8th January 1992)

1.   The name of the Company is "UK ELECTRIC LIMITED".*
2.   The registered office of the Company will be situate in England.

3.   (i) The  object  of the  Company  is to  carry  on  business  as a  general commercial company.

     (ii) Without  prejudice to the  generality of the objects and powers of the
     Company  derived from Section 3A of the  Companies Act 1985 the Company has the following objects:

               (a)  To purchase,  subscribe for,  underwrite,  take or otherwise
                    acquire  and  hold  any  shares,   stock,  bonds,   options,
                    debentures, debenture stock, obligations or securities in or
                    of  any  company,   corporation,   public   body,   supreme,
                    municipal,  local or otherwise or of any Government or State and to act as and  perform  all the  functions  of a holding company and to carry on, acquire,  undertake and execute any business,  undertaking,  transaction  or  operation  whether
                    manufacturing,    financial,    mercantile,    agricultural,
                    extractive or otherwise.

               (b)  To purchase, take on lease or in exchange, hire or otherwise acquire,  and obtain  options  over,  lands,  buildings  and
                    generally   any  real  or  personal   property,   rights  or
                    privileges of any kind which the Company may deem  necessary or convenient  for or with  reference to any of its objects, or capable of being profitably dealt with in connection with any of its property or rights for the time being.

               (c)  To apply for or acquire by purchase or otherwise, whether in the United Kingdom or elsewhere, any patents, patent rights, secret processes,  trade marks, copyright or other rights or monopolies,  licences, concessions and the like, and to use, exercise,  develop  or grant  licences  in  respect  of,  or otherwise turn the same to account and to make,  assist,  or subsidise any experiments, researches or investigations.

               *    The name of the Company was  changed  from G.T.S.  Syndicate
                    Limited to its present name with effect from 3rd April 1991.

               (d)  To purchase or otherwise acquire,  obtain options over, take over,  manage,  supervise,  control and undertake all or any part  of  the  business,  undertaking,  goodwill,  property, assets,  rights and liabilities of any person or company, or to  acquire  the  control  of shares of any  company  or any interest  therein and to act as a director or manager of any company.

               (e)  To improve,  manage, develop, grant licences,  easements and other  rights  over,  exchange  and in any other manner deal with or dispose of the undertaking, property, assets, rights and effects of the Company,  or any part  thereof,  for such consideration  as may be thought fit, and in particular  for stock, shares, debentures,  debenture stock or securities of any other company, whether fully or partly paid up.

               (f)  To pay for any  property or rights  acquired by the Company, and for  any  services  rendered  or to be  rendered  to the
                    Company  either in cash or in fully or partly  paid  shares, with or without  preferred or deferred or guaranteed  rights in respect of dividend or repayment of capital or otherwise, or in any  securities  which the Company has power to issue, or partly in one mode and partly in another and generally on such terms as may seem expedient.

               (g)  To lend any moneys or assets of the Company to such persons, firms or  companies  and on such terms as may be  considered expedient,  and  either  with or  without  security,  and to invest and deal with  moneys and assets of the  Company  not immediately  required in any manner and to receive money and securities on deposit, at interest or otherwise.

               (h)  To borrow or raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit, and in particular by mortgages, or other charges upon the  undertaking and all or any of the property and assets  (present  and future) and the uncalled or unpaid capital of the Company, or by the creation and issue on such
                    terms  and  conditions  as  may  be  thought   expedient  of
                    debentures or debenture  stock,  perpetual or otherwise,  or other securities of any description.

               (i)  To  give,   enter  into  and/or  accept  any  guarantees  or
                    contracts  of  indemnity  or  suretyship  and to  guarantee, support  or  secure,  either  with or  without  the  Company receiving  any  consideration  or  advantage  therefor,  and
                    whether  by  personal   covenant  and/or  by  mortgaging  or
                    charging  all or any part of the  undertaking,  property and assets,  present and future (including uncalled capital), of the Company and/or otherwise,  the performance and discharge of the liabilities and obligations of every  description of, and the payment  and/or  repayment of any moneys  (including but not limited to principal,  premiums, interest, dividends and other moneys secured by or payable under any obligations or  securities)  by any person,  firm or company  whatsoever including  but not limited to any  company  which is for the time  being  (within  the  meaning  of  section  736  of the
                    Companies Act 1985) in relation to the Company,  its holding company.  or another subsidiary of such holding company or a subsidiary  of the Company,  or which is  controlled  by the same  persons as control the Company or which is  associated with the Company in business or otherwise.

               (j)  To issue  securities which the Company has power to issue by way of security and indemnity to any person whom the Company has  agreed,  or is bound or  willing  to  indemnify,  or in satisfaction  of any  liability  undertaken  or agreed to be undertaken  by the Company,  and  generally in every respect upon such terms and  conditions  and for such  consideration
                    (if any) as the Company may think fit.

               (k)  To  establish  or  promote  or  concur  in  establishing  or promoting  any other company or companies for the purpose of acquiring  or  undertaking  all or any  of  the  assets  and liabilities of this Company,  or for any other purpose which may seem directly or  indirectly  calculated to benefit this
                    Company or to advance the objects or interests  thereof,  or to take and otherwise acquire and hold or dispose of shares, stock,  debentures,  debenture stock or other  securities of any such company or companies.

               (1)  To  amalgamate  or  enter  into  partnership  with,  and  to co-operate  in any  way  with or  assist  or  subsidise  any person,  firm or company carrying on any business which this
                    Company is  authorised  to carry on or possessed of property suitable for the purposes of the Company.

               (m)  To pay all expenses  incident to the  formation or promotion of this or any other  company,  and to remunerate any person or  company  for  services  rendered  or to be  rendered  in placing or assisting to place or guaranteeing the placing of any of the shares in or  debentures  or  debenture  stock or other  securities  of  the  Company,  or  in  or  about  the promotion,  formation or business of the Company,  or of any other Company promoted wholly or in part by this Company.

               (n)  To draw, make, accept, endorse, discount, negotiate, execute and issue, and to buy, sell and deal with bills of exchange,
                    promissory   notes  and  other  negotiable  or  transferable
                    instruments or securities.

               (o)  To grant pensions or gratuities to any employees or officers
                    (including   Directors)  or   ex-employees   or  ex-officers
                    (including  ex-Directors)  of the  Company or of any company which is a  subsidiary  of the Company or is allied to or is associated with the Company or any such  subsidiary  company or the  relations,  connections  or  dependents  of any such persons,  and to  pay or  contribute  to  insurance  schemes
                    having   such   objects,   and  to   establish   or  support
                    associations,  institutions,  clubs,  funds and trusts which may be  considered  likely to  benefit  any such  persons or otherwise  advance  the  interests  of the Company or of its members,  and to establish or  contribute  to any scheme for the purchase by trustees of fully paid shares in the Company to be held for the  benefit  of  employees  of the  Company, including  any  Director  holding a salaried  employment  or office in the  Company,  and to lend money to the  Company's employees  to enable them to  purchase  fully paid shares in the  Company,  and to  formulate  and carry into  effect any scheme  for  sharing  the  profits of the  Company  with its employees or any of them.

               (p)  (i) To  purchase  and  maintain  insurance  for  or for  the benefit  of  any  persons  who  are  or  were  at  any  time directors,  officers,  employees or auditors of the Company, or of any other company  which is its holding  company or in which the Company or such  holding  company has any interest whether  direct or indirect or which is in any way allied to or  associated  with  the  Company,  or  of  any  subsidiary undertaking of the Company or of any such other company,  or who are or were at any time  trustees of any pension fund in which any  employees  of the  Company  or of any such  other company or subsidiary undertaking are interested,  including
                    (without  prejudice  to the  generality  of  the  foregoing)
                    insurance against any liability  incurred by such persons in respect of any act or  omission  in the actual or  purported execution  and/or  discharge of their  duties  and/or in the exercise  or  purported  exercise  of  their  powers  and/or otherwise in relation to their duties,  powers or offices in
                    relation  to  the   Company  or  any  such  other   company,
                    subsidiary  undertaking  or pension  fund;  and (ii) to such extent as may be permitted by law  otherwise to indemnify or
                    to  exempt  any  such  person   against  or  from  any  such
                    liability.

               (q)  To   subscribe  or   guarantee   money  for  any   national,
                    charitable, benevolent, public, general or useful object, or for  any  exhibition,  or for any  purpose  which  may  seem likely, directly or indirectly to further the objects of the
                    Company or the interests of its members.

               (r)  To distribute  among the members of the Company in specie by way of  dividend  or bonus or upon a return of  capital  any property or assets of the  Company,  or any proceeds of sale or disposal of any  property or assets of the Company but so that no distribution  amounting to a reduction of capital be made  except with the  sanction  (if any) for the time being required by law.

               (s)  To hold in the  names  of  others  any  property  which  the
                    Company is authorised to acquire and to do all or any of the things and  matters  aforesaid  in any part of the world and
                    either  as   principal,   agent,   contractor,   trustee  or
                    otherwise,    and   by   or   through   trustees,    agents,
                    sub-contractors  or  otherwise,   and  either  alone  or  in
                    conjunction with others; and to accept property on trust and to act  as  trustee,  executor,  administrator  or  attorney either gratuitously or otherwise.

               (t)  To procure the Company to be registered or  incorporated  in any part of the world.

               (u)  To do all such  other  things  and to carry on  business  or businesses whatsoever and wheresoever as may, in the opinion of the  Company,  be  necessary,  incidental,  conducive  or convenient to the  attainment of the above objects or any of them,  or  calculated  directly or indirectly to enhance the value of or render profitable any of the Company's property, assets or rights,  or otherwise  likely in any respect to be advantageous to the Company.

                    AND it is hereby  declared  that the word  "company" in this
                    Clause,  except  where used in  reference  to this  Company, shall be deemed to include any  partnership or other body of persons,  whether  incorporated  or  not  incorporated,  and whether  domiciled in the United  Kingdom or  elsewhere  and further the intention is that the objects  specified in each paragraph  of this  Clause  shall,  except  where  otherwise expressed in such paragraph, be independent main objects and be in no wise  limited  or  restricted  by  reference  to or inference from the terms of any other  paragraph or the name of the Company.

4.   The liability of the Members is limited.

5.   The  Capital of the Company  is(pound)25,000,  divided  into 25,000  shares of(pound)1  each.  At the  date  of the  reprinting  of the  Memorandum  of
     Association on 8th January 1992 the capital of the Company  is(pound)85,000 divided  into  85,000  shares  of(pound)1  each,  with power to increase or reduce the capital,  to  consolidate or subdivide the shares into shares of larger or smaller amounts,  and to issue all or any part of the original or any  additional  capital as fully paid or partly paid shares,  and with any special or  preferential  rights or  privileges,  or subject to any special terms or  conditions,  and either with or without any special  designation, and also from time to time to alter, modify, commute, abrogate or deal with
     any  such  rights,   privileges,   terms,  conditions  or  designations  in
     accordance with the regulations for the time being of the Company.

     WE, the subscribers to this  Memorandum of  Association,  wish to be formed into a company pursuant to this  Memorandum;  and we agree to take the number of shares shown opposite our respective names.

         Names and Addresses                   Number of Shares
         of Subscribers                        taken by each
                                               Subscriber

H.P. CHURCH, Craycombe House,                             One
Devonshire Road, Sutton, Surrey
(Merchant)

RICHARD T. BARTLEY, "Clovelly,"                           One
Oxgate Gardens, Cricklewood,
London, N.W.
(Chartered Accountant).

        DATED the 23rd day of December 1920
        Witness to the above signatures:
                         A.H. THROSSELL

               Managing Clerk to Stephenson, Harwood & Co.
                                       31, Lombard Street,
                                       London, E.C.,

                                                                  Solicitors.

1 * The name of the  Company  was changed  from (1) G.T.S  Syndicate  Limited to
Energy Supply  Contracts  Limited  recorded by Certificate of  Incorporation  on
Change of Name dated 3 April 1991, and from (2 Energy Supply  Contracts  Limited to Elementis  Contracts  Limited  recorded by  Certificate of  Incorporation  on
Change of Name dated 1 January 1998, and from (3) Elementis Contracts Limited to
Energy Supply  Contracts  Limited  recorded by Certificate of  Incorporation  on
Change of Name  dated 12 January  1998,  and from (4)  Energy  Supply  Contracts
Limited to UK Electric Power Limited recorded by Certificate of Incorporation on
Change of Name dated 4 December 1998.